       An aggregate of 304,358 shares were registered for sale on behalf of certain stockholders of the Outback Steakhouse, Inc. (the "Company"). As of the close of business of April 14, 1997, the offering was terminated and a total of 11,616 shares of Common Stock were sold by the selling stockholders.

                             SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. One to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on the 23rd day of April, 1997.


                                        OUTBACK STEAKHOUSE, INC.


                                        By: /s/ Joseph J. Kadow
                                        JOSEPH J. KADOW
                                        Attorney-in-Fact

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Name                      Title                        Date

  /s/ <FN1>
  Chris T. Sullivan       Chairman, Chief Executive       April 23, 1997
                          Officer, and Director
                          (Principal Executive Officer)

  /s/ <FN1>
  Robert S. Merritt       Senior Vice President, Chief    April 23, 1997
                          Financial Officer, Treasurer,
                          and Director (Principal
                          Financial Officer, and
                          Principal Accounting Officer)

  /s/ <FN1>
  Robert D. Basham        President, Chief Operating      April 23, 1997
                          Officer, and Director

  /s/ <FN1>
  J. Timothy Gannon       Senior Vice President          April 23, 1997
                          and Director

  /s/ <FN1>
  Edward L. Flom          Director                       April 23, 1997

  /s/ <FN1>
  John A. Brabson, Jr.    Director                       April 23, 1997

  /s/ <FN1>
  Charles H. Bridges      Director                      April 23, 1997

  /s/ <FN1>
  W. R. Carey, Jr.        Director                      April 23, 1997

  /s/ <FN1>
  Lee Roy Selmon          Director                      April 23, 1997

  /s/ <FN1>
  Nancy Schneid           Director                      April 23, 1997
                          Vice President-Marketing
                          of Outback Steakhouse of
                          Florida, Inc.

  /s/ <FN1>
  Debbi Fields            Director                      April 23, 1997
  [/TABLE]

  <FOOTNOTES>

  <FN1>  By:  JOSEPH J. KADOW, Attorney-in-Fact


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